                                                                    EXHIBIT 23.3

                     [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]



                                August 10, 1998


Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas  78730

Gentlemen:

     In connection with the offering of shares of common stock, par value $.01 per share ("Common Stock"), of Brigham Exploration Company (the "Company"), we delivered a letter dated May 26, 1998 to you with respect to an estimate of the reserves, future production and income attributable to certain interests of the Company, as of December 31, 1997.

     We understand that you intend that our letter be included in a Registration Statement on Form S-1 and any amendments thereto, as well as a Prospectus to be provided to potential purchasers of Common Stock, and we hereby consent to such use. We also consent to the references in the Registration Statement on Form
S-1 or Prospectus to our firm and to the information provided therein.


                                        Yours very truly,

                                        Cawley, Gillespie & Associates, Inc.


                                        /s/ AARON CAWLEY
                                        Aaron Cawley, P.E.
                                        Executive Vice President